                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 99.3

                   UNION PLANTERS CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                                         JUNE 30,
                                                                           2004
                                                                     ----------------
                                                                       (AMOUNTS IN
                                                                     THOUSANDS, EXCEPT
                                                                        SHARE DATA)
                                                                     ----------------
ASSETS
  Cash and due from banks ........................................   $        805,252
  Interest-bearing deposits at financial institutions ............            130,326
  Federal funds sold and securities purchased
    under agreements to resell....................................            162,238
  Trading account assets .........................................            346,933
  Loans held for resale ..........................................          1,267,634
  Available for sale securities ..................................          5,386,696
  Loans:
    Commercial, financial and agricultural .......................          4,757,381
    Foreign ......................................................            331,254
    Accounts receivable -- factoring .............................            560,370
    Real estate -- construction ..................................          2,406,350
    Real estate -- mortgage
      Secured by 1-4 family residential ..........................          3,616,832
      Non-farm, nonresidential properties ........................          5,083,757
      Multi-family (5 or more) residential .......................            868,737
      Secured by farmland ........................................            485,478
    Home equity ..................................................          2,315,557
    Consumer .....................................................          1,704,590
    Direct lease financing .......................................             41,220
                                                                     ----------------
  Total loans ....................................................         22,171,526
  Less:  Unearned income .........................................            (25,564)
            Allowance for losses on loans ........................           (303,144)
                                                                     ----------------
        Net loans ................................................         21,842,818
  Accrued interest receivable ....................................            155,126
  Premises and equipment, net ....................................            482,332
  Mortgage servicing rights, net .................................            359,258
  Goodwill, net ..................................................            743,185
  Other intangibles, net .........................................            152,954
  Other assets ...................................................            379,440
                                                                     ----------------
         TOTAL ASSETS ............................................   $     32,214,192
                                                                     ================

LIABILITIES AND SHAREHOLDERS' EQUITY
  Deposits
    Noninterest-bearing ..........................................   $      5,373,199
    Time deposits of $100,000 and over ...........................          1,573,251
    Other interest-bearing .......................................         15,929,478
                                                                     ----------------
        Total deposits ...........................................         22,875,928
  Short-term borrowings ..........................................          3,207,156
  Short- and medium-term senior notes ............................            589,602
  Federal Home Loan Bank long-term advances ......................            328,286
  Other long-term debt ...........................................          1,567,999
  Accrued interest, expenses and taxes ...........................            128,928
  Other liabilities ..............................................            578,358
                                                                     ----------------
        TOTAL LIABILITIES ........................................         29,276,257
                                                                     ----------------

 Shareholders' equity
    Convertible preferred stock ..................................                 --
    Common stock, $5 par value; 300,000,000 shares
      authorized; 190,268,933 issued and outstanding .............            951,345
    Additional paid-in capital ...................................            574,030
    Retained earnings ............................................          1,548,015
    Unearned compensation ........................................            (41,111)
    Accumulated other comprehensive income .......................            (94,344)
                                                                     ----------------
        TOTAL SHAREHOLDERS' EQUITY ...............................          2,937,935
                                                                     ----------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .................   $     32,214,192
                                                                     ================

        The accompanying notes are an integral part of these consolidated financial statements.

                   UNION PLANTERS CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF EARNINGS
                                   (UNAUDITED)



                                                                         SIX MONTHS ENDED
                                                                             JUNE 30,
                                                                    ---------------------------
                                                                        2004           2003
                                                                    ------------   ------------
                                                                       (AMOUNTS IN THOUSANDS,
                                                                       EXCEPT PER SHARE DATA)

INTEREST INCOME
  Interest and fees on loans ....................................   $    577,825   $    676,475
  Interest on  available for sale securities ....................         96,863        121,965
  Interest on deposits at financial institutions ................            539            934
  Interest on federal funds sold and securities purchased
    under agreements to resell ..................................            414            390
  Interest on trading account assets ............................          3,021          4,758
  Interest on loans held for resale .............................         28,715         58,131
                                                                    ------------   ------------
     Total interest income ......................................        707,377        862,653
                                                                    ------------   ------------

INTEREST EXPENSE
  Interest on deposits ..........................................        109,552        164,484
  Interest on short-term borrowings .............................         11,157         17,538
  Interest on long-term borrowings ..............................         54,435         61,245
                                                                    ------------   ------------

     Total interest expense .....................................        175,144        243,267
                                                                    ------------   ------------

     NET INTEREST INCOME ........................................        532,233        619,386
PROVISION FOR LOSSES ON LOANS ...................................        180,747         94,649
                                                                    ------------   ------------


     NET INTEREST INCOME AFTER PROVISION FOR LOSSES ON LOANS ....        351,486        524,737
                                                                    ------------   ------------

NONINTEREST INCOME
  Service charges on deposit accounts ...........................        110,870        115,127
  Brokerage and investment banking ..............................         25,030         24,269
  Trust department income .......................................         15,941         13,433
  Mortgage servicing and origination fees .......................         45,990         86,588
  Bankcard transaction fees .....................................         19,904         20,304
  Available for sale securities gains, net ......................         32,817         65,311
  Factoring commissions and fees ................................         20,515         20,089
  Other income ..................................................         91,222        156,453
                                                                    ------------   ------------
     Total noninterest income ...................................        362,289        501,574
                                                                    ------------   ------------

NONINTEREST EXPENSE
  Salaries and employee benefits ................................        278,947        274,245
  Net occupancy expense .........................................         50,844         51,134
  Equipment expense .............................................         40,774         41,131
  Other intangibles amortization ................................         10,043         10,480
  Other expense .................................................        221,555        313,292
                                                                    ------------   ------------
     Total noninterest expense ..................................        602,163        690,282
                                                                    ------------   ------------

     EARNINGS BEFORE INCOME TAXES ...............................        111,612        336,029
Income taxes ....................................................         26,687         68,810
                                                                    ------------   ------------
     NET EARNINGS ...............................................   $     84,925   $    267,219
                                                                    ============   ============

     NET EARNINGS APPLICABLE TO COMMON SHARES ...................   $     84,850   $    266,818
                                                                    ============   ============

EARNINGS PER COMMON SHARE
    Basic .......................................................   $        .45   $       1.35
    Diluted .....................................................            .44           1.34

DIVIDENDS PER COMMON SHARE ......................................   $        .67   $        .67

AVERAGE COMMON SHARES OUTSTANDING
    Basic .......................................................        189,671        197,938
    Diluted .....................................................        191,011        199,950

        The accompanying notes are an integral part of these consolidated financial statements.

                   UNION PLANTERS CORPORATION AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                   (UNAUDITED)



                                      CONVERTIBLE           COMMON                                         ACCUMULATED
                                    PREFERRED STOCK          STOCK     ADDITIONAL                             OTHER
                                   ---------------  ------------------  PAID-IN    RETAINED    UNEARNED   COMPREHENSIVE
                                   SHARES   AMOUNT   SHARES    AMOUNT   CAPITAL    EARNINGS  COMPENSATION    INCOME        TOTAL
                                   ------  -------  --------- -------- ---------- ---------- ------------ ------------- -----------
                                                                      (AMOUNTS IN THOUSANDS)

Balance, December 31, 2003 .......    384  $ 9,603    188,919 $944,593  $554,722  $1,590,355  $(36,081)    $  2,447     $3,065,639
Comprehensive income
   Net earnings ..................     --       --         --       --        --      84,925        --           --         84,925
   Other comprehensive income,
      net of taxes:
     Net change in unrealized
      gain (loss) on available
      for sale securities ........     --       --         --       --        --          --        --      (92,213)       (92,213)
     Net change in unrealized
      gain (loss) on cash flow
      hedges .....................     --       --         --       --        --          --        --       (4,578)        (4,578)
                                                                                                                        ----------
      Total comprehensive loss*...     --       --         --       --        --          --        --           --        (11,866)
Dividends
     Common dividends ............     --       --         --       --        --    (126,476)       --           --       (126,476)
     Preferred dividends
       - Series E ................     --       --         --       --        --         (75)       --           --            (75)
Common stock issued under
  employee benefit plans,
  net of exchanges ...............     --       --        690    3,452    13,808          --    (7,985)          --          9,275
Amortization of restricted
  stock grants ...................     --       --         --       --        --          --     2,955           --          2,955
Conversion of preferred stock ....   (352)  (8,800)       660    3,300     5,500          --        --           --             --
Redemption of preferred stock ....    (32)    (803)        --       --        --          --        --           --           (803)
Final cash settlement for
  common stock previously
  repurchased and retired ........     --       --         --       --        --        (714)       --           --     $     (714)
                                   ------  -------  --------- --------  --------  ----------  --------     --------     ----------
Balance, June 30, 2004 ...........     --  $    --    190,269 $951,345  $574,030  $1,548,015  $(41,111)    $(94,344)     2,937,935
                                   ======  =======  ========= ========  ========  ==========  ========     ========     ==========

* Total comprehensive income for the six months ended June 30, 2003 was $260.6 million.

        The accompanying notes are an integral part of these consolidated financial statements.

                   UNION PLANTERS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                                            SIX MONTHS ENDED
                                                                                                JUNE 30,
                                                                                        -------------------------
                                                                                            2004         2003
                                                                                        -----------   -----------
                                                                                          (AMOUNTS IN THOUSANDS)

OPERATING ACTIVITIES
  Net earnings .......................................................................  $    84,925   $   267,219
  Reconciliation of net earnings to net cash provided by operating activities:
    Provision for losses on loans ....................................................      180,747        94,649
    Depreciation and amortization of premises and equipment ..........................       33,092        33,524
    Amortization of other intangibles ................................................       10,043        10,480
    Amortization and impairment of mortgage servicing rights, net ....................       43,446       148,830
    Net amortization of available for sale securities ................................       13,327        14,325
    Net realized gains on sales of available for sale securities .....................      (32,817)      (65,311)
    Gain on sale of residential mortgage loans held for resale, net ..................      (21,636)      (86,784)
    Loss (gain) on sale and securitization of residential mortgage loans, net ........        3,903       (22,695)
    Gain on sale of branches .........................................................      (21,144)       (1,948)
    Deferred income tax benefit ......................................................       (5,664)       (3,462)
    Increase in trading account assets and loans held for resale .....................     (420,763)     (156,045)
    Decrease (increase) in other assets ..............................................      115,305      (127,759)
    Net increase (decrease) in accrued interest, expenses, taxes and other liabilities       53,386       (21,518)
    Other, net .......................................................................        2,955         1,156
                                                                                        -----------   -----------
          Net cash provided by operating activities ..................................       39,105        84,661
                                                                                        -----------   -----------

INVESTING ACTIVITIES
  Net increase in interest-bearing deposits at financial institutions ................      (45,736)      (29,702)
  Proceeds from sales of available for sale securities ...............................    1,130,875     3,200,999
  Proceeds from maturities, calls and prepayments of available for sale securities ...      481,053     1,384,659
  Purchases of available for sale securities .........................................   (2,171,791)   (5,469,546)
  Net increase in loans ..............................................................     (654,642)     (158,001)
  Proceeds from whole loan sales and securitizations of residential mortgages ........      107,580       467,158
  Purchases of premises and equipment ................................................      (10,799)      (17,717)
  Proceeds from sales of premises and equipment ......................................        4,005         2,475
                                                                                        -----------   -----------
          Net cash used by investing activities ......................................   (1,159,455)     (619,675)
                                                                                        -----------   -----------


FINANCING ACTIVITIES
  Net (decrease) increase in deposits ................................................      (42,356)    1,649,834
  Net increase (decrease) in short-term borrowings ...................................      755,871      (610,226)
  Repayment of long-term debt ........................................................     (100,622)     (542,354)
  Net cash paid for settlement of deposits sold ......................................      (67,153)      (16,106)
  Net cash received from deposits assumed ............................................           --        37,286
  Proceeds from sale of subsidiary stock, net ........................................           --        86,893
  Proceeds from issuance of common stock .............................................        8,382        19,417
  Purchase and retirement of common stock, including final settlement ................         (714)      (87,093)
  Purchase and retirement of preferred stock .........................................         (803)           --
  Cash dividends .....................................................................     (126,551)     (132,686)
                                                                                        -----------   -----------
          Net cash provided by financing activities ..................................      426,054       404,965
                                                                                        -----------   -----------
  Net decrease in cash and cash equivalents ..........................................     (694,296)     (130,049)
  Cash and cash equivalents at the beginning of the period ...........................    1,661,786     1,130,147
                                                                                        -----------   -----------
  Cash and cash equivalents at the end of the period .................................  $   967,490   $ 1,000,098
                                                                                        ===========   ===========

SUPPLEMENTAL DISCLOSURES
  Cash paid for
    Interest .........................................................................  $   186,942   $   263,102
    Income taxes .....................................................................       51,127        88,933
  Non-cash items
    Unrealized (loss) gain on available for sale securities at period-end ............     (146,668)      138,491
    Purchases of available for sale securities, pending settlement at period-end .....           --       710,431
    Transfers to other real estate from loans ........................................       50,545        61,862
    Transfers to loans held for resale from loans ....................................      434,486            --

        The accompanying notes are an integral part of these consolidated financial statements.

                   UNION PLANTERS CORPORATION AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE   1.  PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The foregoing financial statements are unaudited; however, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods have been included.

The accounting policies followed by Union Planters Corporation and its subsidiaries (collectively, Union Planters or the Company) for interim financial reporting are consistent with the accounting policies followed for annual financial reporting, except for certain changes in credit policy and newly issued accounting pronouncements discussed below. The consolidated financial statements and notes included herein should be read in conjunction with Union Planters' 2003 Annual Report on Form 10-K. Certain prior period amounts have been reclassified to conform with the 2004 financial reporting presentation which includes certain changes to conform to the presentation used by Regions Financial Corporation (see Note 2).

NONPERFORMING LOANS POLICY AND PRACTICES. During the second quarter of 2004, Union Planters made certain changes to its nonperforming loans policy and practices. Previously, it was Union Planters' policy to place mortgage loans past due 90 days or more on nonaccrual status only if the loan was not in the process of collection and not well secured. Union Planters changed this policy to place mortgage loans on nonaccrual status once they become 90 days past due. This policy is more consistent with prevailing practice in the banking industry. This change in policy resulted in a $3.0 million reduction in loan interest income for the six months ended June 30, 2004.

During the quarter, Union Planters also changed certain commercial loan charge-off practices and policies. Previously, problem commercial loans were reviewed in detail during the last month of a quarter, with any associated writedowns generally taken within the following month. This practice was changed to review the loans in the second month of the quarter resulting in any writedowns being taken within the same quarter that the review was performed. Additionally, the process for evaluating collateral and guaranties on commercial nonperforming loans was standardized and modified to ensure consistency with historical loss experiences for various collateral types. These practices and policies are more consistent with those prevailing in the banking industry and resulted in charge-offs of $36.0 million.

STOCK-BASED COMPENSATION. Union Planters has currently elected not to adopt the recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, which requires a fair-value based method of accounting for stock options and similar equity awards. As permitted under SFAS No. 123, Union Planters continues to apply Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock compensation plans and, accordingly, does not recognize compensation cost, except for stock grants. Had compensation cost for Union Planters' stock option plans been consistently expensed based on fair value at the grant date for awards under the methodology prescribed in SFAS No. 123, Union Planters' net income and earnings per share would have been reduced as shown in the table below. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions during the six month periods ended June 30, 2004 and 2003, respectively: expected dividend yield of 4.24% and 4.51%; expected volatility of 25.16% and 27.00%; risk-free interest rate of 2.66% and 2.28%; and an expected life of 2.3 years and 2.5 years. Forfeitures are recognized as they occur.



                                                                        SIX MONTHS ENDED JUNE 30,
                                                                      ----------------------------
                                                                          2004             2003
                                                                      ------------    ------------
                                                                         (AMOUNTS IN MILLIONS,
                                                                        EXCEPT PER SHARE DATA)


Weighted average fair value per share, at grant date .............    $       3.83    $       3.90
                                                                      ============    ============

Net earnings - as reported .......................................    $       84.9    $      267.2
Less:  Total stock-based employee compensation expense
  determined under fair value-based method, net of tax benefit ...             7.3             6.2
                                                                      ------------    ------------
Net earnings - pro-forma .........................................    $       77.6    $      261.0
                                                                      ============    ============
Earnings per share - as reported
  Basic (1) ......................................................    $        .45    $       1.35
  Diluted ........................................................             .44            1.34
Earnings per share - pro-forma
  Basic (1) ......................................................             .41            1.32
  Diluted ........................................................             .41            1.31


(1) For the purpose of calculating basic earnings per share, net earnings is adjusted by the dividend on preferred stock, which was approximately $.08 million in 2004 and $.4 million in 2003.

RECENT ACCOUNTING PRONOUNCEMENTS

INTEREST RATE LOCK COMMITMENTS. The United States Securities and Exchange Commission (SEC) recently issued Staff Accounting Bulletin (SAB) No. 105. SAB No. 105 clarifies the SEC's position that the inclusion of cash flows from servicing or ancillary income in the determination of the fair value of interest rate lock commitments is not appropriate. SAB No. 105 must be implemented for loan commitments entered into on or after April 1, 2004. The adoption did not have a material impact on the Company's financial condition, results of operations or cash flows.

CONSOLIDATION OF VARIABLE INTEREST ENTITIES. In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51. The Company adopted FIN No. 46 on July 1, 2003 and as a result, deconsolidated Union Planters Capital Trust A (the UPC Trust). The sole assets of the UPC Trust are 8.20% Junior Subordinated Deferrable Interest Debentures of Union Planters Corporation (the Junior Subordinated Debentures). The UPC Trust's liabilities are primarily represented by 8.20% Trust Preferred Securities, which have previously been included in other long-term debt in the Union Planters Consolidated Balance Sheet. Under FIN No. 46, the Junior Subordinated Debentures, which are substantially equal in amount to the Trust Preferred Securities, cease to be eliminated in consolidation and are included in other long-term debt in the Union Planters Consolidated Balance Sheet as of June 30, 2004. The Trust Preferred Securities presently qualify as Tier 1 regulatory capital and are reported in Federal Reserve regulatory reports as a minority interest in a consolidated subsidiary. The Junior Subordinated Debentures do not qualify as Tier 1 regulatory capital. The Federal Reserve Board has reached no final conclusion on the continued qualification of Trust Preferred Securities but has indicated that until further notice, Trust Preferred Securities will continue to count as Tier 1 regulatory capital. Should the Federal Reserve Board reach a conclusion that Trust Preferred Securities no longer included on the Consolidated Balance Sheet would cease to qualify as Tier 1 regulatory capital, Union Planters' Tier 1 regulatory capital would be reduced by approximately $200 million.

NOTE 2. MERGER WITH REGIONS FINANCIAL CORPORATION

On January 22, 2004, Union Planters and Regions Financial Corporation (Regions) entered into a definitive merger agreement. Regions, headquartered in Birmingham, Alabama, is a full-service provider of banking, securities brokerage, mortgage and insurance products and services. Upon completion of the merger, the combined company and its banking operations will be headquartered in Birmingham, while Morgan Keegan, Regions' securities brokerage subsidiary, along with the combined mortgage business, will be headquartered in Memphis. Terms of the agreement call for the formation of a new holding company named Regions Financial Corporation. As a result of the merger, certain change-in-control provisions will be triggered related to various stock incentive plans that will result in the immediate vesting of these benefits. During the six months ended June 30, 2004, Union Planters incurred $19.7 million in merger-related expenses including certain legal, consulting, accounting, regulatory and other expenses in advance of the consummation of the transaction which took place on July 1, 2004.

NOTE 3. ALLOWANCE FOR LOSSES ON LOANS AND NONPERFORMING LOANS

The changes in the allowance for losses on loans for the six months ended June 30, 2004 and 2003 are as follows:

                                                                 SIX MONTHS ENDED
                                                                      JUNE 30,
                                                           -----------------------------
                                                               2004            2003
                                                           ------------     ------------
                                                              (AMOUNTS IN THOUSANDS)

BEGINNING BALANCE .....................................    $    330,826     $    350,931
Provision for losses on loans .........................         180,747           94,649
Recoveries of loans previously charged off ............          20,186           20,379
Loans charged off .....................................        (131,964)        (121,203)
Decrease due to the sale of certain loans and
  write-downs arising from transfers of loans
  to loans held for resale ............................         (96,651)              --
                                                           ------------     ------------
ENDING BALANCE ........................................    $    303,144     $    344,756
                                                           ============     ============

During the first quarter of 2004, management reduced the allowance for losses on loans by $43.9 million as the result of a decision to sell a $235.2 million portfolio of brokered home equity and rental car fleet loans. A $25.8 million charge to the provision for losses on loans was also required to write the portfolio down to fair value prior to completing the transfer to loans held for resale. The charge was required because the change in intent with regard to the loans from holding them to maturity to holding them for resale results in the loans being accounted for at the lower of cost or fair value rather than at historical cost. Under Generally Accepted Accounting Principles, the difference between cost and the lower fair value is charged to the provision for losses on loans, with any future write-downs charged to noninterest expense.

During the second quarter of 2004, management reduced the allowance for losses on loans by $39.6 million as the result of a decision to sell loans of $286.2 million included in an asset based lending portfolio held within the Capital Factors subsidiary. The same $39.6 million was charged to the provision for losses on loans to write the portfolio down to fair value prior to completing the transfer to loans held for resale.

Also during the second quarter of 2004, changes in nonperforming loans policy and practices resulted in an increase in charge-offs of $36.0 million and a decrease in interest income on loans of $3.0 million. Refer to Note 1 for further detail regarding these changes.

Nonperforming loans are summarized as follows:

                                                   JUNE 30,
                                                     2004
                                                 ------------
                                                 (AMOUNTS IN
                                                  THOUSANDS)

Nonaccrual loans ............................    $    215,150
Restructured loans ..........................             288
                                                 ------------
          TOTAL NONPERFORMING LOANS .........    $    215,438
                                                 ============

NOTE 4. MORTGAGE SERVICING RIGHTS

Union Planters acted as servicing agent on behalf of others for residential mortgage loans totaling approximately $24.4 billion at June 30, 2004, compared to $24.7 billion at December 31, 2003. The principal balances of loans serviced for others are not included in Union Planters' Consolidated Balance Sheet. The following table presents a reconciliation of the changes in MSRs and the related valuation allowance:

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                         -----------------------------
                                                             2004             2003
                                                         ------------     ------------
                                                            (AMOUNTS IN THOUSANDS)

MORTGAGE SERVICING RIGHTS, NET
Beginning balance ...................................    $    352,105     $    264,295
Capitalization of mortgage servicing rights .........          50,599          110,889
Amortization of mortgage servicing rights ...........         (28,133)         (28,581)
Recognition of permanent impairment .................         (16,828)              --
Change in valuation allowance .......................           1,515         (120,249)
                                                         ------------     ------------
Ending balance ......................................    $    359,258     $    226,354
                                                         ============     ============


                                                              SIX MONTHS ENDED
                                                                   JUNE 30,
                                                         -----------------------------
                                                              2004             2003
                                                         ------------     ------------
                                                            (AMOUNTS IN THOUSANDS)

VALUATION ALLOWANCE
Beginning balance ...................................    $     19,753     $     12,297
Recognition of permanent impairment .................         (16,828)              --
Provision for impairment ............................          15,313          120,249
                                                         ------------     ------------
Ending balance ......................................    $     18,238     $    132,546
                                                         ============     ============

During the first six months of 2004, Union Planters recorded a permanent impairment of MSRs of $16.8 million, which reduced both the gross carrying value and associated valuation allowance of the MSRs.

NOTE 5. SHAREHOLDERS' EQUITY

COMMON STOCK

Union Planters was authorized by its Board of Directors (Board) to repurchase shares of its common stock from time-to-time, and as of June 30, 2004 had remaining authorization from the Board to repurchase approximately 24.7 million shares of the Company's common stock.

PREFERRED STOCK

During the first quarter of 2004, Union Planters announced its intention to redeem all outstanding shares of its convertible Series E Preferred stock. All shares that were not converted by shareholders prior to March 31, 2004 were redeemed at par. The result was the conversion of 352,012 shares and the redemption of 32,107 shares not converted prior to the announced redemption date.

NOTE 6. PREFERRED STOCK OF SUBSIDIARY

During 2003, Union Planters Preferred Funding Corporation (UPPFC), an indirect majority-owned, consolidated subsidiary of Union Planters, issued 1,000 shares of 7.75% non-cumulative, perpetual preferred stock, Series B (Series B Preferred Shares), with a liquidation value of $100,000 per share to another indirect wholly-owned subsidiary of Union Planters, U.P. REIT Holdings, Inc. (UP REIT Holdings). UPPFC is a real-estate investment trust (REIT) established for the purpose of acquiring, holding and managing real estate mortgage assets. All of the Series B Preferred Shares were subsequently sold privately to non-affiliates without registration. These securities qualify as Tier I capital and are included in the Consolidated Balance Sheet in other liabilities. Dividends on the

Series B Preferred Shares are payable quarterly and are included in the Consolidated Statement of Earnings in other noninterest expense.

The Series B Preferred Shares are redeemable on or after July 15, 2023 and redeemable at the discretion of UPPFC in the event that the Series B Preferred Shares cannot be accounted for as Tier 1 regulatory capital or there is more than an insubstantial risk that dividends paid with respect to the Series B Preferred Shares will not be fully tax deductible. The total amount of Series B Preferred Shares issued and outstanding on June 30, 2004, net of discount and issuance costs, was $87.8 million.

Concurrent with the issuance of the Series B Preferred Shares, UPPFC also issued 3,736 shares of non-cumulative, perpetual preferred stock, Series C (Series C Preferred Shares), with a liquidation value of $100,000 per share to UP REIT Holdings. The holder of each of the Series C Preferred Shares is entitled to dividends, payable quarterly, at an annual rate of three month LIBOR plus 3% on the liquidation value. Additionally, the Series C Preferred Shares rank equal to the Series B Preferred Shares. At June 30, 2004, UP REIT Holdings continued to own all of the Series C Preferred Shares. So long as the Series C Preferred Shares are owned by Union Planters or a consolidated subsidiary, the shares and dividends paid thereon are eliminated in the consolidated financial statements.

The Series B Preferred Shares and the Series C Preferred Shares are not convertible into any other securities of UPPFC, Union Planters or any of its subsidiaries. The Series B Preferred Shares are, however, automatically exchangeable at the direction of the Office of the Comptroller of the Currency
(OCC) for preferred stock of UPB, having substantially the same terms as the Series B Preferred Shares in the event UPB becomes undercapitalized under the OCC's "prompt corrective actions" regulations, insolvent or, in the OCC's sole discretion, in danger of becoming undercapitalized. Should UPPFC not pay dividends on the Series B Preferred Shares or the Series C Preferred Shares, both UPPFC and UPB will be precluded from paying dividends on their common stock until dividends have been paid on the Series B Preferred Shares for four consecutive quarters.

NOTE 7. INCOME TAXES

Applicable income taxes for the six months ended June 30, 2004 were $26.7 million, resulting in an effective tax rate of 23.91%. Applicable income taxes for the same period in 2003 were $68.8 million, resulting in an effective tax rate of 20.48%. The increase in the effective rate in 2004, as compared to 2003, is due primarily to the net effect of the following items. During the first quarter of 2003, the Company recorded a current federal tax benefit of $25.0 million related to the completion of a transaction designed to raise Tier 1 capital through the issuance of preferred stock and $11.0 million related to a reversal of a previously established tax liability, that was no longer needed. The 2004 effective tax rate reflects the tax benefit of an investment in a pass-thru entity that generates tax credits that can be utilized to offset federal income tax. Additionally, the Company recorded a federal tax benefit in the second quarter of 2004 of $67.8 million due to the restructuring and liquidation of certain of its subsidiaries. A valuation reserve of $60.3 million was recorded against this benefit.

At June 30, 2004, the Company had a net deferred tax asset of $50.2 million. The tax expense applicable to investment securities gains for the six months ended June 30, 2004 and 2003 was $12.3 million and $24.8 million, respectively.

NOTE 8. EARNINGS PER SHARE

The calculation of earnings per share is summarized as follows:

                                                            SIX MONTHS ENDED
                                                                JUNE 30,
                                                      ----------------------------
                                                          2004            2003
                                                      ------------    ------------
                                                          (AMOUNTS IN THOUSANDS,
                                                          EXCEPT PER SHARE DATA)

BASIC:
  Net earnings ...................................    $     84,925    $    267,219
    Less:  Preferred dividends ...................              75             401
                                                      ------------    ------------
  Net earnings applicable to common shares .......    $     84,850    $    266,818
                                                      ============    ============
  Average common shares outstanding ..............         189,671         197,938
                                                      ============    ============
  Earnings per common share-basic ................    $       0.45    $       1.35
                                                      ============    ============
DILUTED:
  Net earnings ...................................    $     84,925    $    267,219
                                                      ============    ============
  Average common shares outstanding ..............         189,671         197,938
  Stock option adjustment ........................           1,340           1,255
  Preferred stock adjustment .....................              --             757
                                                      ------------    ------------
  Average common shares outstanding, adjusted ....         191,011         199,950
                                                      ============    ============
  Earnings per common share-diluted ..............    $       0.44    $       1.34
                                                      ============    ============


Excluded from the computation of diluted shares were options to purchase 7.1 million and .8 million shares that were outstanding at June 30, 2004 and 2003, respectively, because the exercise price of these options was greater than the average market price of the common shares, and therefore, the effect would be antidilutive.

NOTE 9. DERIVATIVE FINANCIAL INSTRUMENTS

Union Planters uses derivative financial instruments to manage risk associated with certain assets and liabilities and provide customers with products that meet their business requirements.

ASSET AND LIABILITY MANAGEMENT POSITIONS

FAIR VALUE HEDGES. To mitigate interest rate risk associated with certain deposits and debt, Union Planters has entered into interest rate swap agreements that qualify as fair value hedges. The swaps and the related debt are reported on the Consolidated Balance Sheet at current fair value at the end of each period. The changes in fair value of both the hedged item and the swap along with the net interest income or expense on the swap are netted against the interest expense related to the hedged item in the Consolidated Statement of Earnings.

The Company is also exposed to credit and interest-rate risk related to its mortgage inventory from the time a loan is closed until completion of normal post-closing review and the subsequent sale of the loan, normally 60 to 90 days. To mitigate interest rate risk associated with mortgage activities, Union Planters enters into mandatory short-term forward contracts, which are contracts for delayed delivery of mortgages in which the Company agrees to make delivery at a specified future date of a specified instrument at a specified price or yield. Risks arise from the possible inability of the counterparties to meet the terms of their contracts and from market movements in securities values and interest rates. These derivative financial instruments are associated with closed loans pending review and sale in fair value hedging relationships to reduce interest rate risk exposure. The fair value adjustment to loans held for resale as a result of these hedging relationships was $3.4 million at June 30, 2004.

The ineffective portion of all fair value hedges had an immaterial impact on interest expense during the six month periods ended June 30, 2004 and June 30, 2003.

CASH FLOW HEDGES. Union Planters enters into interest rate swap agreements to hedge the variability of future cash flows associated with certain variable-rate loans. At June 30, 2004, an unrealized loss, net of taxes, of $2.8 million was recorded in accumulated other comprehensive income for the effective portion of changes in the fair value of derivatives designated as cash flow hedges. The reclassification from accumulated other comprehensive income to interest income will occur as interest income is accrued on the underlying loans. Net gains of approximately $3.0 million were reclassified to interest income during the six months ended June 30, 2004. There were no net gains reclassified during the six months ended June 30, 2003 as these agreements were not entered into until after that date. Based on current market conditions, it is expected that $.2 million of gross unrealized losses in accumulated other comprehensive income at June 30, 2004 will be reclassified to interest income over the next 12 months. The change in fair value attributable to hedge ineffectiveness and recorded directly to earnings during the six month period ended June 30, 2004 was not material.

OTHER ASSET AND LIABILITY MANAGEMENT DERIVATIVE POSITIONS. The Company's mortgage commitment pipeline is exposed to interest rate risk associated with interest rate lock commitments (IRLCs) extended to individuals who have applied for loan funding and meet certain defined credit and underwriting criteria. IRLCs are considered derivative financial instruments under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and are recorded at fair value, with changes in value recorded in current earnings. In addition to the mandatory forward contracts designated in fair value hedging relationships of loans held for resale, Union Planters also enters into both mandatory and optional short-term forward contracts to mitigate interest rate risk associated with IRLCs. (Losses) gains on IRLCs and related derivative contracts totaled a net amount of ($5.0) million during the first six months of 2004, compared to $10.4 million during the first six months of 2003.

Union Planters also enters into various derivative instruments to offset changes in fair value of its MSRs portfolio. These derivative instruments are marked-to-market and recorded as a component of mortgage banking revenues. Typical derivative instruments used by Union Planters may include interest rate swaps, swaptions, caps and floors. The loss recorded in association with these derivative instruments during the six months ended June 30, 2004 totaled approximately $27.6 million. There was no gain or loss during the six months ended June 30, 2003.

Summary information for all derivative financial instruments follows:

                                                                    JUNE 30,                                JUNE 30,
                                                                     2004                                    2003
                                                  --------------------------------------     --------------------------------------
                                                                        DERIVATIVE                                 DERIVATIVE
                                                    NOTIONAL    ------------------------     NOTIONAL      ------------------------
                                                    VALUE          ASSET       LIABILITY       VALUE         ASSET        LIABILITY
                                                  ----------    ----------    ----------     ----------    ----------    ----------
                                                                          (AMOUNTS IN THOUSANDS)

FAIR VALUE HEDGES
  Forward contracts (loans held for resale) ..    $  824,976    $       --    $   (7,615)    $2,069,412    $       --    $   (6,962)
  Interest rate swaps (deposits) .............       150,000           756            --        150,000         7,351            --
  Interest rate swaps (long-term debt) .......     1,785,000         1,051       (43,991)     1,785,000        45,014            --
CASH FLOW HEDGES
  Interest rate swaps (loans) ................       825,000            --        (4,566)            --            --            --
OTHER DERIVATIVE INSTRUMENTS
  Interest rate locks ........................       395,094         2,843            --      2,219,318         8,106            --
  Forward contracts ..........................       424,024            --        (4,110)     1,902,588            --        (6,401)
  Options on forward contracts ...............        50,000           447            --        600,000         2,695            --
  Swaptions ..................................     1,300,000         6,559            --             --            --            --

NOTE 10.  LINE OF BUSINESS REPORTING

                                                                SIX MONTHS ENDED JUNE 30, 2004
                                       --------------------------------------------------------------------------------
                                                                            OTHER
                                                          MORTGAGE        OPERATING          PARENT        CONSOLIDATED
                                          BANKING          BANKING          UNITS           COMPANY            TOTAL
                                       ------------     ------------     ------------     ------------     ------------
                                                                    (AMOUNTS IN THOUSANDS)

Net interest income (expense) .....    $    480,735     $     44,585     $     22,368     $    (15,455)    $    532,233
Provision for losses on loans .....         (98,348)         (25,901)         (56,498)              --         (180,747)
Noninterest income(1) .............         219,070           62,520           80,064              635          362,289
Noninterest expense ...............        (419,472)        (108,168)         (68,138)          (6,385)        (602,163)
                                       ------------     ------------     ------------     ------------     ------------
Earnings (loss) before taxes(1) ...    $    181,985     $    (26,964)    $    (22,204)    $    (21,205)    $    111,612
                                       ============     ============     ============     ============     ============


Average assets ....................    $ 26,720,821     $  2,597,877     $  1,211,247     $  1,133,715     $ 31,663,660
                                       ============     ============     ============     ============     ============


                                                                  SIX MONTHS ENDED JUNE 30, 2003
                                       --------------------------------------------------------------------------------
                                                                            OTHER
                                                          MORTGAGE        OPERATING          PARENT        CONSOLIDATED
                                          BANKING          BANKING          UNITS           COMPANY            TOTAL
                                       ------------     ------------     ------------     ------------     ------------
                                                                    (AMOUNTS IN THOUSANDS)

Net interest income (expense) .....    $    537,354     $     72,729     $     26,017     $    (16,649)    $    619,451
Provision for losses on loans .....         (48,329)         (13,470)         (32,850)              --          (94,649)
Noninterest income(1) .............         316,004          121,606           63,666              298          501,574
Noninterest expense ...............        (395,676)        (216,986)         (71,400)          (6,287)        (690,347)
                                       ------------     ------------     ------------     ------------     ------------
Earnings (loss) before taxes(1) ...    $    409,353     $    (36,119)    $    (14,567)    $    (22,638)    $    336,029
                                       ============     ============     ============     ============     ============
Average assets ....................    $ 27,629,280     $  3,967,167     $  1,298,162     $    865,748     $ 33,760,357
                                       ============     ============     ============     ============     ============

--------------------

(1) Parent company noninterest income and earnings before income taxes are net of the intercompany dividend eliminations of $107.2 million and $526.7 million for the six months ended June 30, 2004 and 2003, respectively.

NOTE 11.  CONTINGENT LIABILITIES

Union Planters and/or its subsidiaries are parties to various legal proceedings that have arisen in the ordinary course of business and are parties to various pending civil actions, all of which are being defended vigorously. Certain proceedings previously outstanding have been subsequently settled within previously estimated amounts. While it is impossible to predict with certainty the outcome of any legal proceeding, based upon present information, including evaluations by outside counsel, management is of the opinion that neither Union Planters' financial position, results of operations nor liquidity will be materially adversely affected by the ultimate resolution of pending or threatened legal proceedings.